Exhibit 99.1

Primo Water Corporation Announces Second Quarter 2020 Results

Pure-play water strategy delivers adjusted EBITDA growth of 10% and 170 basis points of margin expansion

TAMPA, Fla, Aug. 6, 2020 /CNW/ - Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (the "Company" or "Primo"), a leading provider of water direct to consumers and water filtration services in North America and Europe as well as a leading provider of water dispensers, purified bottled water, and self-service refill drinking water in the U.S. and Canada, today announced its results for the second quarter ended June 27, 2020.

(Unless stated otherwise, all 2020 comparisons are relative to the comparable period in 2019; all information is in U.S. dollars.)

SECOND QUARTER HIGHLIGHTS – CONTINUING OPERATIONS

  Revenue increased to $457 million compared to $456 million (increased by 1% excluding the impact of foreign exchange).
  As a result of the impact COVID-19 had on the Company's operations, notably in Europe and Canada, as well as higher overall discount rates, the Company recorded a pre-tax non-cash impairment charge of approximately $115 million related to goodwill and certain intangible assets. As a result, reported net loss and net loss per diluted share were $132 million and $0.82, respectively, compared to reported net income and net income per diluted share of $3 million and $0.02, respectively. Adjusted net income and adjusted net income per diluted share were $13 million and $0.08, respectively, compared to adjusted net income and adjusted net income per diluted share of $17 million and $0.12, respectively.
  Adjusted EBITDA increased 10% to $83 million compared to $75 million and adjusted EBITDA margin increased by 170 basis points.
  The Company returned approximately $10 million to shareowners through quarterly dividends.

"Our second quarter results came in ahead of our revised expectations as we responded swiftly to rapidly changing market conditions," commented Tom Harrington, Primo's Chief Executive Officer. "Our variable cost structure allowed us to quickly reduce spending, while strong growth in our Water Direct/Exchange residential customer base and our Water Refill business, coupled with steadily improving performance from our commercial customers, drove 170 basis points of EBITDA margin improvement in the quarter compared to the prior year. I am incredibly proud of how all of our Primo associates have responded to this crisis and for their commitment to providing our customers with high quality drinking water whenever, wherever, and however they want it."

SECOND QUARTER GLOBAL PERFORMANCE – CONTINUING OPERATIONS

  Revenue increased to $457 million compared to $456 million (increased by 1% excluding the impact of foreign exchange), as the benefit from the legacy Primo acquisition was offset by lower revenue from our Water Direct commercial customer base in North America and Rest of World (ROW). Revenue growth by channel is tabulated below:

Continuing Operations
Revenue Bridge		Change%
2019 Q2 Revenue	$ 455.6

Water Direct / Water Exchange	-25.9
Water Refill / Water Filtration	+42.4
Water Dispensers	+20.8
Other Water	-1.6
Other	-32.0
Change before adjustments	+3.7	0.8%
Foreign exchange	-2.5
2020 Q2 Revenue	$ 456.8	0.3%

  Gross profit declined by 6% to $255 million, while gross profit as a percentage of revenue was 55.8% compared to 59.6%. The decline in gross profit and gross profit margin were the result of lower gross profit in the ROW segment and the lower gross margin profile of the legacy Primo business.
  SG&A expenses were $247 million compared to $246 million. The slight increase was due primarily to the addition of the legacy Primo business, largely offset by cost reduction initiatives implemented during the quarter. Costs related to COVID-19 such as severance and personal protective equipment were approximately $15 million. On a pro forma basis, adjusted for COVID-19 related costs, SG&A decreased 14%.
  Reported net loss and net loss per diluted share were $132 million and $0.82, respectively, a result of the impairment charge, compared to reported net income and net income per diluted share of $3 million and $0.02, respectively. Adjusted net income and adjusted net income per diluted share were $13 million and $0.08, respectively, compared to adjusted net income and adjusted net income per diluted share of $17 million and $0.12, respectively.
  Adjusted EBITDA increased 10% to $83 million compared to $75 million. The increase was primarily driven by growth in volumes from increased Water Direct services and products to residential customers within the U.S., improved operating leverage and the benefit of the legacy Primo acquisition.
  Net cash provided by operating activities of $66 million, less $29 million of capital expenditures, resulted in $37 million of free cash flow, or $51 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of ($19) million in the prior year.

SECOND QUARTER REPORTING SEGMENT PERFORMANCE – CONTINUING OPERATIONS

North America

  Revenue increased 13% to $364 million driven by the benefit of the legacy Primo acquisition, partially offset by coffee services revenue declines.
North America
Revenue Bridge		Change%
2019 Q2 Revenue	$ 323.5
Water Direct / Water Exchange	-3.6
Water Refill / Water Filtration	+42.4
Water Dispensers	+20.8
Other Water	+0.9
Other	-19.7
Change excluding foreign exchange impact	+40.8	12.6%
Foreign exchange impact	-0.4
2020 Q2 Revenue	$ 363.9	12.5%
  Gross profit increased 5% to $206 million driven by the benefit of the legacy Primo acquisition.
  SG&A expenses increased 2% to $176 million driven by the acquisition of the legacy Primo business, largely offset by cost reduction initiatives enacted during the period. Costs related to COVID-19 were approximately $7 million. On a pro forma basis, adjusted for COVID-19 related costs, SG&A decreased 14%.
  Operating income increased 11% to $24 million. Adjusted EBITDA increased 38% to $78 million, primarily the result of the legacy Primo acquisition as well as improved operating leverage.

Rest of World

  Revenue decreased 30% to $93 million driven by decreased volume in our Water Direct commercial customer base and coffee services business.
Rest of World
Revenue Bridge		Change%
2019 Q2 Revenue	$ 132.1
Water Direct	-22.3
Other Water	-2.5
Other	-12.3
Change excluding foreign exchange impact	-37.1	-28.1%
Foreign exchange impact	-2.1
2020 Q2 Revenue	$ 92.9	-29.7%
  Gross profit decreased 35% to $49 million driven primarily by decreased volume in our Water Direct commercial customer base and coffee services business.
  SG&A expenses decreased 7% to $60 million primarily driven by cost reduction initiatives enacted in our European business. Costs related to COVID-19 were approximately $8 million. On a pro forma basis, adjusted for COVID-19 related costs, SG&A decreased 19%.
  Operating income decreased to $(127) million compared to $9 million, driven by the impairment charge of approximately $114 million. Adjusted EBITDA decreased by 53% to $12 million driven by decreased volume in our Water Direct commercial customer base and coffee services business.

THIRD QUARTER 2020 REVENUE AND ADJUSTED EBITDA OUTLOOK

Primo is targeting third quarter 2020 consolidated revenue from continuing operations of approximately $480 to $500 million excluding the impact of foreign exchange as well as adjusted EBITDA of $100 to $105 million. The targets include the legacy Primo business and exclude S&D Coffee and Tea which is included in discontinued operations.

SHARE REPURCHASE PROGRAM

On December 11, 2019, Primo's Board of Directors approved a share repurchase program for up to $50 million of our outstanding common shares over a 12-month period commencing on December 16, 2019.

Primo did not repurchase any outstanding shares during the second quarter of 2020 under its share repurchase program.

During the quarter, roughly 20,000 shares totaling approximately $0.2 million were withheld to satisfy employees' tax obligations related to share-based awards.

There can be no assurance as to the precise number of shares, if any, that will be repurchased under the share repurchase program in the future, or the aggregate dollar amount of the shares to be purchased in future periods. Primo may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program were subsequently cancelled.

SECOND QUARTER 2020 RESULTS CONFERENCE CALL

Primo Water Corporation will host a conference call today, August 6, 2020, at 10:00 a.m. ET, to discuss second quarter results, which can be accessed as follows:

North America: (888) 231-8191
International: (647) 427-7450
Conference ID: 7191008

A slide presentation and live audio webcast will be available through Primo's website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT PRIMO WATER CORPORATION

Primo Water Corporation is a leading pure-play water solutions provider in North America, Europe and Israel and generates approximately $2.1 billion in annual revenue. Primo operates largely under a recurring razor/razorblade revenue model. The razor in Primo's revenue model is its industry leading line-up of sleek and innovative water dispensers, which are sold through major retailers and online at various price points or leased to customers. The dispensers help increase household penetration which drives recurring purchases of Primo's razorblade offering. Primo's razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 21-country footprint direct to the customer's door, whether at home or to commercial businesses. Through its Water Exchange and Water Refill businesses, Primo offers pre-filled and reusable containers at over 13,000 locations and water refill units at approximately 22,000 locations, respectively. Primo also offers water filtration units across its 21-country footprint representing a top five position.

Primo's water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Primo utilizes certain non-GAAP financial measures.  Primo excludes from GAAP revenue the impact of foreign exchange and the results of the divested Cott Beverages LLC business to separate the impact of these factors from Primo's results of operations.  Primo utilizes adjusted pro forma selling, general and administrative expenses, adjusted net income (loss), adjusted net income (loss) per diluted share, and EBITDA and adjusted EBITDA to separate the impact of certain items from the underlying business.  Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo's underlying business performance and the performance of its management.  Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet.  With respect to our expectations of performance of Primo, reconciliations of estimated adjusted EBITDA are not available, as we are unable to quantify certain amounts that would be required to be included in the relevant GAAP measures without unreasonable effort. We expect that the unavailable reconciling items, which primarily include taxes, interest costs that would occur if the company refinanced debt, costs to capture synergies and phasing of capex, could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. We expect the variability of these factors to have a significant, and potentially unpredictable, impact on our future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results (including Primo's outlook on third quarter 2020 adjusted revenue and adjusted EBITDA) and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs, and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our exposure to intangible asset risk;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; the impact of the spread of COVID-19, related government actions and our strategy in response thereto on our business, financial condition and results of operations; our ability to fully realize the potential benefit of transactions (including the Primo and S&D transactions) or other strategic opportunities that we pursue; potential liabilities associated with our recent divestitures; our ability to realize the revenue and cost synergies of our acquisitions due to integration difficulties and other challenges; our limited indemnification rights in connection with the Legacy Primo Acquisition; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the exchange between the Euro, the Canadian dollar and other currencies and the exchange between the British pound sterling and the Euro; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our acquisitions; the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the seasonal nature of our business and the effect of adverse weather conditions; our ability to recruit, retain and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; our ability to utilize tax attributes to offset future taxable income; the impact of the 2017 Tax Cuts and Jobs Act on our tax obligations and effective tax rate; or credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

PRIMO WATER CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenue, net	$456.8	$455.6	$931.0	$883.3
Cost of sales	202.1	184.0	403.0	368.6
Gross profit	254.7	271.6	528.0	514.7
Selling, general and administrative expenses	246.7	245.7	501.8	481.5
Loss on disposal of property, plant and equipment, net	2.5	1.7	3.9	3.6
Acquisition and integration expenses	4.3	2.7	25.1	7.4
Goodwill and intangible asset impairment charges	115.2	—	115.2	—
Operating (loss) income	(114.0)	21.5	(118.0)	22.2
Other (income) expense, net	(1.6)	(2.2)	5.4	3.3
Interest expense, net	20.7	18.8	40.4	38.1
(Loss) income from continuing operations before income taxes	(133.1)	4.9	(163.8)	(19.2)
Income tax (benefit) expense	(1.4)	2.2	(4.7)	0.8
Net (loss) income from continuing operations	$(131.7)	$2.7	$(159.1)	$(20.0)
Net income from discontinued operations, net of income taxes	(4.3)	1.7	26.6	4.7
Net (loss) income	$(136.0)	$4.4	$(132.5)	$(15.3)

Net (loss) income per common share
Basic:
Continuing operations	$(0.82)	$0.02	$(1.06)	$(0.15)
Discontinued operations	$(0.03)	$0.01	$0.18	$0.04
Net (loss) income	$(0.85)	$0.03	$(0.88)	$(0.11)
Diluted:
Continuing operations	$(0.82)	$0.02	$(1.06)	$(0.15)
Discontinued operations	$(0.03)	$0.01	$0.18	$0.04
Net (loss) income	$(0.85)	$0.03	$(0.88)	$(0.11)

Weighted average common shares outstanding (in thousands)
Basic	159,931	135,569	150,535	135,758
Diluted	159,931	137,306	150,535	135,758

PRIMO WATER CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	June 27, 2020	December 28, 2019
ASSETS
Current assets
Cash and cash equivalents	$211.1	$156.9
Accounts receivable, net of allowance of $12.9 ($8.8 as of December 28, 2019)	223.3	216.7
Inventories	73.2	62.9
Prepaid expenses and other current assets	23.5	19.1
Current assets of discontinued operations	—	186.7
Total current assets	531.1	642.3
Property, plant and equipment, net	693.1	558.1
Operating lease right-of-use-assets	179.5	185.7
Goodwill	1,244.9	1,047.5
Intangible assets, net	980.7	597.0
Other long-term assets, net	24.4	20.5
Long-term assets of discontinued operations	—	339.8
Total assets	$3,653.7	$3,390.9
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	217.7	92.4
Current maturities of long-term debt	9.9	6.9
Accounts payable and accrued liabilities	410.4	370.6
Current operating lease obligations	37.9	36.5
Current liabilities of discontinued operations	—	101.2
Total current liabilities	675.9	607.6
Long-term debt	1,282.2	1,259.1
Operating lease obligations	147.5	155.2
Deferred tax liabilities	138.3	90.6
Other long-term liabilities	61.6	58.7
Long-term liabilities of discontinued operations	—	53.5
Total liabilities	2,305.5	2,224.7
Shareholders' Equity
Common shares, no par value - 160,019,274 (December 28, 2019 - 134,803,211) shares issued	1,263.3	892.3
Additional paid-in-capital	75.2	77.4
Retained earnings	99.7	265.0
Accumulated other comprehensive loss	(90.0)	(68.5)
Total shareholders' equity	1,348.2	1,166.2
Total liabilities and shareholders' equity	$3,653.7	$3,390.9

PRIMO WATER CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited
	For the Three Months Ended		For the Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019

Cash flows from operating activities of continuing operations:
Net (loss) income	$(136.0)	$4.4	$(132.5)	$(15.3)
Net (loss) income from discontinued operations, net of income taxes	(4.3)	1.7	26.6	4.7
Net (loss) income from continuing operations	$(131.7)	$2.7	$(159.1)	$(20.0)
Adjustments to reconcile net (loss) income from continuing operations to cash flows from operating activities:
Depreciation and amortization	52.8	42.9	97.8	82.6
Amortization of financing fees	0.9	0.9	1.8	1.7
Share-based compensation expense	4.9	3.2	7.3	6.5
Benefit for deferred income taxes	(0.9)	(0.9)	(4.4)	(6.1)
(Gain) loss on sale of business	(0.6)	0.6	(0.6)	6.0
Goodwill and intangible asset impairment	115.2	—	115.2	—
Loss on disposal of property, plant and equipment, net	2.5	1.7	3.9	3.6
Other non-cash items	(1.5)	(3.8)	4.5	(3.6)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	39.0	(20.4)	10.1	(21.7)
Inventories	3.1	(1.5)	2.5	(4.3)
Prepaid expenses and other current assets	1.9	1.9	0.4	0.3
Other assets	(1.3)	0.6	(0.6)	1.2
Accounts payable and accrued liabilities and other liabilities	(18.8)	(26.7)	(8.6)	(29.9)
Net cash provided by operating activities from continuing operations	65.5	1.2	70.2	16.3
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(11.9)	(21.8)	(434.5)	(25.5)
Additions to property, plant and equipment	(28.7)	(24.3)	(63.6)	(46.3)
Additions to intangible assets	(2.4)	(0.9)	(5.4)	(2.8)
Proceeds from sale of property, plant and equipment	0.5	0.8	0.8	1.9
Proceeds from sale of business, net of cash sold	—	—	—	50.5
Other investing activities	1.1	—	1.1	—
Net cash used in investing activities from continuing operations	(41.4)	(46.2)	(501.6)	(22.2)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(2.6)	(1.3)	(5.3)	(2.8)
Proceeds from short-term borrowings	188.0	37.9	323.9	62.9
Payments on short-term borrowings	(100.0)	(9.1)	(209.9)	(61.9)
Issuance of common shares	0.2	0.3	0.8	0.7
Common shares repurchased and canceled	(0.2)	(20.0)	(32.1)	(31.0)
Financing fees	(0.3)	—	(2.8)	—
Equity issuance fees	—	—	(1.1)	—
Dividends paid to common shareholders	(10.5)	(8.0)	(20.3)	(16.2)
Payment of deferred consideration for acquisitions	(1.0)	(0.2)	(1.2)	(0.2)
Other financing activities	2.4	2.0	11.2	3.4
Net cash provided by (used in) financing activities from continuing operations	76.0	1.6	63.2	(45.1)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(0.7)	7.1	(18.0)	15.6
Investing activities of discontinued operations	(1.6)	(4.1)	392.9	(23.2)
Financing activities of discontinued operations	—	(0.2)	(0.1)	(0.2)
Net cash (used in) provided by discontinued operations	(2.3)	2.8	374.8	(7.8)
Effect of exchange rate changes on cash	1.1	0.1	(1.0)	1.4
Net increase (decrease) in cash, cash equivalents and restricted cash	98.9	(40.5)	5.6	(57.4)
Cash and cash equivalents and restricted cash, beginning of period	112.2	153.9	205.5	170.8
Cash and cash equivalents and restricted cash, end of period	211.1	113.4	211.1	113.4
Cash and cash equivalents and restricted cash from discontinued operations, end of period	—	32.0	—	32.0
Cash and cash equivalents and restricted cash from continuing operations, end of period	$211.1	$81.4	$211.1	$81.4

PRIMO WATER CORPORATION				EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended June 27, 2020
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$225.8	$42.3	$—	$268.1
Water Refill/Water Filtration	51.2	6.3	—	57.5
Other Water	42.5	14.3	—	56.8
Water Dispensers	20.8	—	—	20.8
Other	23.6	30.0	—	53.6
Total	$363.9	$92.9	$—	$456.8

Gross Margin	$205.9	$48.8	$—	$254.7
Gross Margin %	56.6%	52.5%	—%	55.8%
Selling, general and administrative expenses	$175.5	$60.1	$11.1	$246.7
Operating income (loss)	$24.4	$(126.6)	$(11.8)	$(114.0)
Depreciation and amortization	$38.0	$14.3	$0.5	$52.8

	For the Three Months Ended June 29, 2019
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$229.7	$66.0	$—	$295.7
Water Refill/Water Filtration	8.8	6.5	—	15.3
Other Water	41.6	16.5	—	58.1
Water Dispensers	—	—	—	—
Other	43.4	43.1	—	86.5
Total	$323.5	$132.1	$—	$455.6

Gross Margin	$196.3	$75.3	$—	$271.6
Gross Margin %	60.7%	57.0%	—%	59.6%
Selling, general and administrative expenses	$171.8	$64.4	$9.5	$245.7
Operating income (loss)	$21.9	$9.0	$(9.4)	$21.5
Depreciation and amortization	$29.1	$13.8	$—	$42.9

	For the Six Months Ended June 27, 2020
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$463.2	$100.1	$—	$563.3
Water Refill/Water Filtration	74.9	13.4	—	88.3
Other Water	84.7	27.5	—	112.2
Water Dispensers	26.7	—	—	26.7
Other	65.1	75.4	—	140.5
Total	$714.6	$216.4	$—	$931.0

Gross Margin	$412.0	$116.0	$—	$528.0
Gross Margin %	57.7%	53.6%	—%	56.7%
Selling, general and administrative expenses	$352.7	$126.7	$22.4	$501.8
Operating income (loss)	$48.1	$(127.1)	$(39.0)	$(118.0)
Depreciation and amortization	$68.6	$28.6	$0.6	$97.8

	For the Six Months Ended June 29, 2019
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$436.2	$123.7	$—	$559.9
Water Refill/Water Filtration	17.7	12.9	—	30.6
Other Water	81.3	27.6	—	108.9
Water Dispensers	—	—	—	—
Other	86.4	90.3	7.2	183.9
Total	$621.6	$254.5	$7.2	$883.3

Gross Margin	$371.9	$142.5	$0.3	$514.7
Gross Margin %	59.8%	56.0%	4.2%	58.3%
Selling, general and administrative expenses	$334.4	$124.8	$22.3	$481.5
Operating income (loss)	$32.1	$14.3	$(24.2)	$22.2
Depreciation and amortization	$55.8	$26.7	$0.1	$82.6

PRIMO WATER CORPORATION				EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended June 27, 2020
	North America	Rest of World	All Other	Primo (a)
Change in revenue	$40.4	$(39.2)	$—	$1.2
Impact of foreign exchange (b)	$0.4	$2.1	$—	$2.5
Change excluding foreign exchange	$40.8	$(37.1)	$—	$3.7
Percentage change in revenue	12.5%	(29.7)%	—%	0.3%
Percentage change in revenue excluding foreign exchange	12.6%	(28.1)%	—%	0.8%

	For the Six Months Ended June 27, 2020
	North America	Rest of World	All Other	Primo (a)
Change in revenue	$93.0	$(38.1)	$(7.2)	$47.7
Impact of foreign exchange (b)	$0.5	$2.2	$—	$2.7
Change excluding foreign exchange	$93.5	$(35.9)	$(7.2)	$50.4
Percentage change in revenue	15.0%	(15.0)%	(100.0)%	5.4%
Percentage change in revenue excluding foreign exchange	15.0%	(14.1)%	(100.0)%	5.7%

	For the Three Months Ended June 27, 2020
	North America	Rest of World	All Other	Primo (a)
Change in gross profit	$9.6	$(26.5)	$—	$(16.9)
Impact of foreign exchange (b)	$0.2	$1.1	$—	$1.3
Change excluding foreign exchange	$9.8	$(25.4)	$—	$(15.6)
Percentage change in gross profit	4.9%	(35.2)%	—%	(6.2)%
Percentage change in gross profit excluding foreign exchange	5.0%	(33.7)%	—%	(5.7)%

	For the Six Months Ended June 27, 2020
	North America	Rest of World	All Other	Primo (a)
Change in gross profit	$40.1	$(26.5)	$(0.3)	$13.3
Impact of foreign exchange (b)	$0.3	$1.1	$—	$1.4
Change excluding foreign exchange	$40.4	$(25.4)	$(0.3)	$14.7
Percentage change in gross profit	10.8%	(18.6)%	(100.0)%	2.6%
Percentage change in gross profit excluding foreign exchange	10.9%	(17.8)%	(100.0)%	2.9%

(a) Primo Water Corporation includes the following reporting segments: North America (which includes our DSS, Aquaterra, Mountain Valley and Legacy Primo businesses), Rest of World (which includes our Eden and Aimia businesses) and All Other (which includes other miscellaneous expenses and our Cott Beverages LLC business, which was sold in the first quarter of 2019)

(b) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates

PRIMO WATER CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019

Net (loss) income from continuing operations	$(131.7)	$2.7	$(159.1)	$(20.0)
Interest expense, net	20.7	18.8	40.4	38.1
Income tax (benefit) expense	(1.4)	2.2	(4.7)	0.8
Depreciation and amortization	52.8	42.9	97.8	82.6
EBITDA	$(59.6)	$66.6	$(25.6)	$101.5

Acquisition and integration costs (a), (b)	4.3	2.7	25.1	7.4
Share-based compensation costs (c)	4.9	3.0	7.3	6.1
COVID-19 costs (d)	15.4	—	16.8	—
Goodwill and intangible asset impairment charges (e)	115.2	—	115.2	—
Foreign exchange and other (gains) losses, net (f)	(1.1)	(0.7)	5.2	0.3
Loss on disposal of property, plant and equipment, net (g)	2.5	1.7	3.9	3.6
(Gain) loss on sale of business (h)	(0.6)	0.6	(0.6)	6.0
Other adjustments, net (i)	1.5	0.8	5.6	3.5
Adjusted EBITDA	$82.5	$74.7	$152.9	$128.4

(a) Includes $0.2 million and $0.4 million of share-based compensation costs for the three and six months ended June 29, 2019 related to awards granted in connection with the acquisition of our Eden business.

		For the Three Months Ended		For the Six Months Ended
	Location in Consolidated Statements of Operations	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
		(Unaudited)		(Unaudited)
(b) Acquisition and integration costs	Acquisition and integration expenses	$4.3	$2.7	$25.1	$7.4
(c) Share-based compensation costs	Selling, general and administrative expenses	4.9	3.0	7.3	6.1
(d) COVID-19 costs	Selling, general and administrative expenses	15.4	—	16.8	—
(e) Goodwill and intangible asset impairment charges	Goodwill and intangible asset impairment charges	115.2	—	115.2	—
(f) Foreign exchange and other (gains) losses, net	Other (income) expense, net	(1.1)	(0.7)	5.2	0.3
(g) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	2.5	1.7	3.9	3.6
(h) (Gain) loss on sale of business	Other (income) expense, net	(0.6)	0.6	(0.6)	6.0
(i) Other adjustments, net	Other (income) expense, net	0.1	(2.0)	0.8	(2.3)
	Selling, general and administrative expenses	1.2	2.8	4.4	6.2
	Cost of sales	0.2	—	0.4	6.8
	Revenue, net	—	—	—	(7.2)

PRIMO WATER CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	June 27, 2020	June 29, 2019

Net cash provided by operating activities from continuing operations	$65.5	$1.2
Less: Additions to property, plant, and equipment	(28.7)	(24.3)
Free Cash Flow	$36.8	$(23.1)

Plus:
Acquisition and integration cash costs	13.6	4.3
COVID-19 related cash costs	9.9	—
Less:
Deferral of payroll tax related costs - government programs	(9.2)	—
Adjusted Free Cash Flow	$51.1	$(18.8)

	For the Six Months Ended
	June 27, 2020	June 29, 2019

Net cash provided by operating activities from continuing operations	$70.2	$16.3
Less: Additions to property, plant, and equipment	(63.6)	(46.3)
Free Cash Flow	$6.6	$(30.0)

Plus:
Acquisition and integration cash costs	25.6	8.5
Transaction cash costs paid on behalf of acquiree	13.4	—
COVID-19 related cash costs	10.2	—
Less:
Deferral of payroll tax related costs - government programs	(9.2)	—
Adjusted Free Cash Flow	$46.6	$(21.5)

PRIMO WATER CORPORATION				EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA) AND ADJUSTED EBITDA BY REPORTING SEGMENT
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended June 27, 2020
	North America	Rest of World	All Other	Total

Operating income (loss)	$24.4	$(126.6)	$(11.8)	$(114.0)
Other (income) expense, net	(0.4)	(0.6)	(0.6)	(1.6)
Depreciation and amortization	38.0	14.3	0.5	52.8
EBITDA (a)	$62.8	$(111.7)	$(10.7)	$(59.6)

Acquisition and integration costs	2.4	1.0	0.9	4.3
Share-based compensation costs	1.6	0.4	2.9	4.9
COVID-19 costs	7.2	7.9	0.3	15.4
Goodwill and intangible asset impairment charges	1.2	114.0	—	115.2
Foreign exchange and other (gains) losses, net	(0.5)	(0.5)	(0.1)	(1.1)
Loss on disposal of property, plant and equipment, net	2.2	0.3	—	2.5
Gain on sale of business (c)	—	—	(0.6)	(0.6)
Other adjustments, net (b)	0.7	0.6	0.2	1.5
Adjusted EBITDA	$77.6	$12.0	$(7.1)	$82.5

	For the Three Months Ended June 29, 2019
	North America	Rest of World	All Other	Total

Operating income (loss)	$21.9	$9.0	$(9.4)	$21.5
Other (income) expense, net	(0.9)	(0.3)	(1.0)	(2.2)
Depreciation and amortization	29.1	13.8	—	42.9
EBITDA (a)	$51.9	$23.1	$(8.4)	$66.6

Acquisition and integration costs	1.0	1.8	(0.1)	2.7
Share-based compensation costs	0.6	0.2	2.2	3.0
Foreign exchange and other losses, net	(0.6)	1.6	(1.7)	(0.7)
Loss on disposal of property, plant and equipment, net	1.7	—	—	1.7
Loss on sale of business (c)	—	—	0.6	0.6
Other adjustments, net (d)	1.5	(1.1)	0.4	0.8
Adjusted EBITDA	$56.1	$25.6	$(7.0)	$74.7

	For the Six Months Ended June 27, 2020
	North America	Rest of World	All Other	Total

Operating income (loss)	$48.1	$(127.1)	$(39.0)	$(118.0)
Other (income) expense, net	1.3	4.7	(0.6)	5.4
Depreciation and amortization	68.6	28.6	0.6	97.8
EBITDA (a)	$115.4	$(103.2)	$(37.8)	$(25.6)

Acquisition and integration costs	6.5	2.1	16.5	25.1
Share-based compensation costs	2.5	0.7	4.1	7.3
COVID-19 costs	7.7	8.8	0.3	16.8
Goodwill and intangible asset impairment charges	1.2	114.0	—	115.2
Foreign exchange and other (gains) losses, net	0.6	4.6	—	5.2
Loss on disposal of property, plant and equipment, net	3.5	0.4	—	3.9
Gain on sale of business (c)	—	—	(0.6)	(0.6)
Other adjustments, net (e)	3.0	1.3	1.3	5.6
Adjusted EBITDA	$140.4	$28.7	$(16.2)	$152.9

	For the Six Months Ended June 29, 2019
	North America	Rest of World	All Other	Total

Operating income (loss)	$32.1	$14.3	$(24.2)	$22.2
Other (income) expense, net	(1.2)	(0.5)	5.0	3.3
Depreciation and amortization	55.8	26.7	0.1	82.6
EBITDA (a)	$89.1	$41.5	$(29.1)	$101.5

Acquisition and integration costs	1.9	3.3	2.2	7.4
Share-based compensation costs	1.3	0.4	4.4	6.1
Foreign exchange and other losses, net	(0.9)	2.0	(0.8)	0.3
Loss on disposal of property, plant and equipment, net	3.6	—	—	3.6
Loss on sale of business (c)	—	—	6.0	6.0
Other adjustments, net (f)	1.6	(0.6)	2.5	3.5
Adjusted EBITDA	$96.6	$46.6	$(14.8)	$128.4

(a) EBITDA by reporting segment is derived from operating (loss) income as operating (loss) income is the performance measure regularly reviewed by the chief operating decision maker when evaluating performance of our reportable segments.

(b) Impact of other adjustments, net for North America includes $0.4 million of expenses reflected under selling, general and administrative expenses, $0.2 million of expenses reflected under cost of sales and $0.1 million of net losses reflected under other expense, net in the Consolidated Statements of Operations. Impact of other adjustments, net for Rest of World and All Other are reflected under selling, general and administrative expenses in the Consolidated Statements of Operations.

(c) (Gain) loss on sale of Cott Beverages LLC business, which was sold on February 8, 2019, is reflected under other (income) expense, net on the Consolidated Statements of Operations
(d) Impact of other adjustments, net for North America and All Other are reflected under selling, general and administrative expenses in the Consolidated Statements of Operations. Impact of other adjustments, net for Rest of World includes $0.9 million of expenses reflected under selling, general and administrative expenses and $2.0 million of income reflected in other (income) expense, net in the Consolidated Statements of Operations.

(e) Impact of other adjustments, net for North America includes $1.8 million of expenses reflected under selling, general and administrative expenses, $0.4 million of expenses reflected under cost of sales and $0.8 million of net losses reflected under other expense, net in the Consolidated Statements of Operations. Impact of other adjustments, net for Rest of World and All Other are reflected under selling, general and administrative expenses in the Consolidated Statements of Operations.

(f) Impact of other adjustments, net for North America is reflected under selling, general and administrative expenses in the Consolidated Statements of Operations. Impact of other adjustments, net for Rest of World includes $1.4 million of expenses reflected under selling, general and administrative expenses and $2.0 million of income reflected in other (income) expense, net in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other includes $2.1 million of expenses reflected under selling, general and administrative expenses in the Consolidated Statements of Operations and $0.4 million of net impact on our operations related to the divested Cott Beverages LLC business after a $0.2 million share-based compensation expense adjustment.

PRIMO WATER CORPORATION				EXHIBIT 9
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	For the Three Months Ended		For the Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net (loss) income from continuing operations (as reported)	$(131.7)	$2.7	$(159.1)	$(20.0)
Adjustments:
Amortization expense of customer lists	11.6	12.6	23.9	23.7
Acquisition and integration costs	4.3	2.7	25.1	7.4
Share-based compensation costs	4.9	3.0	7.3	6.1
COVID-19 costs	15.4	—	16.8	—
Goodwill and intangible asset impairment charges	115.2	—	115.2	—
Foreign exchange and other (gains) losses, net	(1.1)	(0.7)	5.2	0.3
(Gain) loss on sale of business	(0.6)	0.6	(0.6)	6.0
Other adjustments, net	1.5	0.8	5.6	3.5
Tax impact of adjustments (a)	(6.1)	(4.6)	(14.6)	(9.6)
Adjusted net income from continuing operations	13.4	17.1	24.8	17.4

Earnings Per Share (as reported)
Net (loss) income from continuing operations	$(131.7)	$2.7	$(159.1)	$(20.0)

Basic EPS	$(0.82)	$0.02	$(1.06)	$(0.15)
Diluted EPS	$(0.82)	$0.02	$(1.06)	$(0.15)

Weighted average common shares outstanding (in thousands)
Basic	159,931	135,569	150,535	135,758
Diluted weighted average common shares outstanding	159,931	137,306	150,535	135,758

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$13.4	$17.1	$24.8	$17.4
Adjusted diluted EPS (Non-GAAP)	$0.08	$0.12	$0.16	$0.13
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	160,415	137,306	151,553	137,571

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b) Includes the impact of dilutive securities of 484 and 1,018 for the three and six months ended June 27, 2020 and 1,813 for the six months ended June 29, 2019. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.

PRIMO WATER CORPORATION				EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE
(in millions of U.S. dollars)
Unaudited

	Primo (a)		Primo (a)
	For the Three Months Ended		For the Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019

Revenue, net	$456.8	$455.6	$931.0	$883.3
Divested Cott Beverages LLC business	$—	$—	$—	$(7.2)
Adjusted Revenue	$456.8	$455.6	$931.0	$876.1
Change in adjusted revenue	$1.2		$54.9
Percentage change in adjusted revenue	0.3%		6.3%
Impact of foreign exchange (b)	$2.5		$2.7
Percentage change in adjusted revenue excluding foreign exchange impact	0.8%		6.6%

(a) Primo Water Corporation includes the following reporting segments: North America (which includes our DSS, Aquaterra, Mountain Valley and Legacy Primo businesses), Rest of World (which includes our Eden and Aimia businesses) and All Other (which includes other miscellaneous expenses and our Cott Beverages LLC business, which was sold in the first quarter of 2019).

(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

PRIMO WATER CORPORATION				EXHIBIT 11
SUPPLEMENTARY INFORMATION - NON-GAAP - PRO FORMA ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE ("SG&A") EXPENSES
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended June 27, 2020
	North America	Rest of World	All Other	Total

Selling, general and administrative expenses, as reported	$175.5	$60.1	$11.1	$246.7
Less: COVID-19 related costs	7.2	7.9	0.3	15.4
Selling, general and administrative expenses, adjusted	$168.3	$52.2	$10.8	$231.3

	For the Three Months Ended June 29, 2019
	North America	Rest of World	All Other	Total

Selling, general and administrative expenses, as reported	$171.8	$64.4	$9.5	$245.7

Plus: Legacy Primo selling, general and administrative expenses - April 1, 2019 to June 30, 2019	23.5	—	—	23.5
Pro forma selling, general and administrative expenses, adjusted	$195.3	$64.4	$9.5	$269.2

	For the Six Months Ended June 27, 2020
	North America	Rest of World	All Other	Total

Selling, general and administrative expenses, as reported	$352.7	$126.7	$22.4	$501.8
Less: COVID-19 related costs	7.7	8.8	0.3	16.8
Selling, general and administrative expenses, adjusted	$345.0	$117.9	$22.1	$485.0

	For the Six Months Ended June 29, 2019
	North America	Rest of World	All Other	Total

Selling, general and administrative expenses, as reported	$334.4	$124.8	$22.3	$481.5
Less: Divested Cott Beverages LLC business	—	—	1.3	1.3
Selling, general and administrative expenses, adjusted	$334.4	$124.8	$21.0	$480.2

Plus: Legacy Primo selling, general and administrative expenses - March 1, 2019 to June 30, 2019	31.4	—	—	31.4
Pro forma selling, general and administrative expenses, adjusted	$365.8	$124.8	$21.0	$511.6

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SOURCE Primo Water Corporation

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%CIK: 0000884713

For further information: Ryan Coleman, Alpha IR Group, Tel: (312) 445-2862, PRMW@alpha-ir.com

CO: Primo Water Corporation

CNW 06:45e 06-AUG-20